=============================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------




                                    FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                       -----------------------------------

         Date of Report (Date of earliest event reported): July 11, 1996



                          Genesis Health Ventures, Inc.
- -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Pennsylvania                   1-11666                  06-1132947
- ------------------------------------------------------------------------------
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)



                        148 West State Street, Suite 100
                       Kennett Square, Pennsylvania 19348
- ------------------------------------------------------------------------------
                    (Address of principal executive offices,
                               including zip code)


       Registrant's telephone number, including area code: (610) 444-6350
                                                            -------------

==============================================================================

Item 5.  Other Events.

         On July 11, 1996, Genesis Health Ventures, Inc. ("Genesis") and its wholly-owned subsidiary G Acquisition Corporation ("Newco") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Geriatric & Medical Companies, Inc. ("GMC"). Pursuant to the Merger Agreement, Newco will merge into GMC and GMC will become a wholly-owned subsidiary of Genesis (the "Merger"). Each share of GMC common stock shall be converted into the right to receive $5.75 in cash, subject to statutory appraisal rights. The total consideration to be paid to stockholders of GMC to acquire their shares (including shares which may be issued upon exercise of outstanding warrants, options and long-term incentive plans) is approximately $91.0 million. GMC currently has outstanding approximately $132,000,000 of indebtedness.

         GMC owns and operates 18 long-term care facilities and six assisted living facilities with approximately 3,000 licensed beds; 11 of these facilities are located in the eastern Pennsylvania market and nine are located in New Jersey. GMC also operates an ambulance transportation business, a medical supply business, a pharmacy business, a contract management service business, a diagnostic and rehabilitative management services business and a financial services and information systems business. In addition, GMC currently is developing two long-term care facilities with approximately 240 beds.

         The conditions precedent to the parties' obligation to consummate the transaction include the following: (i) all permits and consents required to consummate the transaction shall have been obtained; (ii) the transaction shall have been duly approved by the affirmative vote of the majority of the outstanding shares of GMC; (iii) the agreements, representations and warranties of the parties contained in the Merger Agreement shall be true and correct in all material respects on the closing date; (iv) no proceeding shall have been instituted which could be reasonably expected to result in a material adverse effect as a result of the Merger or which seeks to or does prohibit or restrain the consummation of the Merger; (v) there shall not have been any material adverse change in the business, assets, financial condition or results of operations of GMC; and (vi) the applicable waiting period under Hart-Scott Rodino Anti-Trust Improvements Act of 1976, as amended, shall have expired or been terminated.

         The Merger Agreement may be terminated and the transaction abandoned
(i) by the mutual agreement of the parties; (ii) by either party if the transactions are not consummated by February 1, 1997 or if it becomes reasonably certain that a condition precedent to any party's obligation to close will not be satisfied; (iii) by the non-breaching party upon the occurrence of an uncured material breach; (iv) by GMC in order to enter into an alternative acquisition proposal from a third party if inter alia required by the GMC's board of directors fiduciary duties; or (v) by Genesis if the board of directors of GMC shall have withdrawn or modify its recommendation of the Merger or has recommended to the shareholders of GMC that they accept an alternative acquisition proposal from a third party. In the event that the Agreement is terminated as described in clause (iv) or (v) above, or a third-party acquisition for a higher price per share occurs within 12 months after the termination of the Merger Agreement, GMC has agreed to pay Genesis $5,000,000, plus expenses of up to $750,000.

         In connection with the Merger Newco, Genesis, Tomahawk Holdings, Inc. ("Shareholder"), Tomahawk Capital Holdings, Inc. and Daniel Veloric (Shareholder, Tomahawk Capital Holdings, Inc. and Daniel Veloric are referred to collectively herein as the "Owners") entered into a Stockholder Option and Proxy Agreement dated as of July 11, 1996 (the "Agreement") pursuant to which Owners granted to Newco (i) an option (the "Stock Option") to purchase the Shares of GMC owned by Shareholder (the "Shares") and (ii) an irrevocable proxy (the "Proxy"). The Shareholder currently owns approximately 24.3% of the outstanding Common Stock of GMC. The Stock Option entitles Newco to purchase the Shares of GMC owned by the Shareholder for a purchase price (the "Exercise Price") of $5.75 per Share. Under the Agreement, the Owners agree to vote (or cause to be voted) the Shares owned by them in any circumstance in which the vote or approval of the shareholders of GMC is sought (i) in favor of adoption and approval of the Merger Agreement and the Merger and the terms thereof and each of the other actions contemplated by the Merger Agreement and the Agreement;
(ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of GMC contained in the Merger Agreement or of any Shareholder in this Agreement; and
(iii) against any action, agreement or transaction that is intended or could reasonably be expected to facilitate a person other than Newco or its affiliate in acquiring control of GMC or any other action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) that is intended, or could reasonably be expected to impede, interfere or be inconsistent with, delay, postpone, discourage or materially adversely affect the consummation of the Merger or the performance by the parties hereto of their respective obligations under this Agreement. Under the Agreement, the Shareholder irrevocably grants to Newco and appoints Newco (with full power of substitution) its proxy to vote the Shares owned by Shareholder in the manner described above.

         In connection with the proposed transaction, Daniel Veloric and certain companies which he controls have agreed upon the effective date of the Merger to enter into an agreement with Genesis for Genesis to manage a long-term care facility located in New Jersey with 335 licensed beds (the "New Jersey Facility"). As currently contemplated, the management agreement will provide that Genesis receive a management fee of 6% per annum and that the owner will receive payments of $26,667 per month. Mr. Veloric and certain companies which he controls have also agreed upon the effective date of the Merger to sell to Genesis for $1,000,000 a five year option to acquire the stock of the companies which own the New Jersey Facility for $4,000,000 (plus the assumption of outstanding debt) and to sell to Genesis for $500,000 an option to acquire certain real estate adjacent to the New Jersey Facility for $2,000,000. During the term of the real estate option Genesis will pay the owner of the land $13,333 per month, until the option is exercised.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

         a. Financial Statements of business to be acquired

         Geriatric & Medical Companies, Inc. and Subsidiaries

         Independent Auditors' Report

         Consolidated Balance Sheets as of May 31, 1996

         Consolidated Statements of Operations for the years ended May 31, 1995 and 1996

         Consolidated Statements of Cash Flows for the years ended May 31, 1995 and 1996

         Consolidated Statements of Shareholders' Equity for the years ended May 31, 1995 and 1996

         Notes to Consolidated Financial Statements

         b. Pro Forma Financial Information

         Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended September 30, 1995 and the nine months ended June 30, 1996

         Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30,
         1996

         c. Exhibits.
            ---------

            The following Exhibits are filed herewith:

             Number        Title
             ------        -----
               *1.         Agreement and Plan of Merger, dated as of
                           July 11, 1996, by and among Genesis Health
                           Ventures, Inc., a Pennsylvania corporation,
                           G Acquisition Corporation, a Delaware
                           corporation and Geriatric & Medical
                           Companies, Inc., a Delaware corporation.

               *2. Stockholder Option and Proxy Agreement dated as of July 11, 1996 between G Acquisition Corporation, Tomahawk Holdings, Inc., Tomahawk Capital Holdings, Inc., Daniel J. Veloric and Genesis Health Ventures, Inc.


- --------
* Previously filed.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholders and
Board of Directors
Geriatric & Medical Companies, Inc.
and Subsidiaries


We have audited the consolidated balance sheets of Geriatric & Medical Companies, Inc. and Subsidiaries as of May 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the fiancial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Geriatric & Medical Companies, Inc. and Subsidiaries as of May 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for the years ended May 31, 1996 and 1995 in conformity with generally accepted accounting principles.


BDO Seidman, LLP


Philadelphia, Pennsylvania
August 20, 1996

              GERIATRIC & MEDICAL COMPANIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                   (In thousands except par values and shares)


                                                                  May 31,
     ASSETS                                                  1996        1995
                                                             ----        ----
Current Assets:
     Cash                                                 $  2,224     $  3,368
     Restricted cash                                         4,923          715
     Patients' funds                                         1,529        1,388
     Accounts receivable, net of allowance
         of $7,720 and $7,733 at May 31, 1996
         and 1995, respectively                             30,392       24,145
     Other receivables, net of allowance
         of $975 at May 31, 1996 and 1995                    5,501        5,919
     Prepaids and other assets                               4,403        6,622
     Inventories                                             4,949        5,154
     Due from third-party payors, net of
         allowance of $4,649 and $3,391 at
         May 31, 1996 and 1995, respectively                21,913       13,948
                                                          --------     --------
                          Total current assets              75,834       61,259
                                                          --------     --------

Property and equipment:
     Land                                                    4,094        3,702
     Building and improvements                             106,686       99,971
     Equipment and fixtures                                 37,911       38,299
     Construction-in-progress                                7,256        5,259
                                                          --------     --------
                                                           155,947      147,231

Less accumulated depreciation                               62,905       59,293
                                                          --------     --------
                                                            93,042       87,938
                                                          --------     --------

Other noncurrent assets:
     Restricted cash                                         2,980        3,021
     Goodwill net of accumulated amortization
         of $476 and $359 at May 31, 1996
         and 1995, respectively                              3,222        2,567
     Notes and other receivables                             6,049       11,132
     Deferred charges and other, net of
         amortization of $3,850 and $2,891
         at May 31, 1996 and 1995, respectively             10,557       10,800
                                                          --------     --------

                                                            22,808       27,520
                                                          --------     --------

                                                          $191,684     $176,717
                                                          ========     ========

                                                                  May 31,
             LIABILITIES                                    1996         1995
                                                            ----         ----

Current Liabilities:
         Current portion of long-term debt and
            subordinated debenture                       $  4,820      $  2,906
         Accounts payable                                  22,132        23,770
         Accrued expenses                                  10,999        10,151
                                                         --------      --------

            Total current liabilities                      37,951        36,827
                                                         --------      --------


Other long-term liabilities                                 3,586         3,090
                                                         --------      --------

Long-term debt                                            130,775       120,660
                                                         --------      --------

Subordinated debenture                                       --           1,000
                                                         --------      --------

Deferred gain                                                 492           492
                                                         --------      --------

Commitments and contingencies


            STOCKHOLDERS' EQUITY

Preferred Stock, $.10 par, authorized
         15,000,000 shares; none were issued
         or outstanding                                      --            --
Common Stock, $.10 par, authorized
         30,000,000 shares in 1996 and 1995
         issued and outstanding 15,429,746
         and 15,244,261 in 1996 and 1995,
         respectively                                       1,543         1,524
Capital in excess of par value                             14,703        14,643
Accumulated earnings (deficit)                              2,634        (1,519)
                                                         --------      --------
                                                           18,880        14,648
                                                         --------      --------

                                                         $191,684      $176,717
                                                         ========      ========

           See accompanying notes to consolidated financial statements

              GERIATRIC & MEDICAL COMPANIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   ($'s in thousands except per common share)

        -----------------------------------------------------------------


                                               Years Ended May 31,

                                              1996          1995
                                              ----          ----


Operating revenues, net                    $ 195,196     $ 192,234
Other revenues                                  --            --
                                           ---------     ---------
                                             195,196       192,234
                                           ---------     ---------
Cost and Expenses:

Operating expenses                           167,060       163,769
Depreciation and amortization                  8,778         8,734
Interest expense, net                         12,295        11,078
Provision for costs on sale
 of accounts receivable                        4,170         3,588
                                           ---------     ---------
                                             192,303       187,169
                                           ---------     ---------
Income (loss) before
 income taxes                                  2,893         5,065
Income taxes                                  (1,260)        1,012
                                           ---------     ---------



Net Income (Loss)                          $   4,153     $   4,053
                                           =========     =========




Earnings (Loss) per common share           $    0.27     $    0.27
                                           =========     =========

Average common shares outstanding             15,372        15,209
                                           =========     =========

          See accompanying notes to consolidated financial statements.

              GERIATRIC & MEDICAL COMPANIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                               ($'s in thousands)

                                                                                  YEARS ENDED MAY 31,
                                                                                  -------------------
                                                                                    1996        1995
                                                                                    ----        ----

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                   $  4,153     $  4,053

    Adjustments to reconcile net income to net cash provided by operating activities:
        Provision for uncollectible accounts                                        4,496        6,388
        Depreciation and amortization                                               8,778        8,734
        Recognition of deferred tax asset                                           1,925         --
        Other items                                                                    83          332
        Changes in assets and liabilities, net of effects from acquisitions:
            Increase in patients' funds and other, net                               (141)      (1,077)
            Increase in accounts receivable                                       (10,743)     (10,506)
            (Increase) decrease in other receivables                                  418         (364)
            (Increase) decrease in prepaids and other assets and inventories          499       (3,533)
            Increase in net amounts due from third-party payors                    (7,965)      (4,634)
            Increase (decrease) in accounts payable and accrued expenses             (790)       8,297
            Decrease  in other long-term liabilities                                  (10)        (348)
                                                                                  --------     --------
       Net cash provided by operating activities                                      703        7,342
                                                                                  --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Capital expenditures                                                           (2,859)      (3,251)
    Capital expenditures financed by construction
        and property improvement funds                                             (9,118)      (2,786)
    (Increase) decrease in notes and other receivables                              5,083         (700)
    Acquisitions of ambulance companies, net of cash acquired                        --           (553)
    Other investing activities, net                                                    90           31
                                                                                  --------     --------
        Net cash used in investing activities                                      (6,804)      (7,259)
                                                                                  --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Proceeds from borrowings                                                       15,747        2,238
    Repayment of debt and subordinated debentures                                  (6,111)      (2,933)
    (Increase) decrease in restricted cash                                         (4,167)       4,191
    Expenditures for deferred charges                                                (522)      (1,197)
    Proceeds from issuance of common stock                                             10           59
                                                                                  --------     --------
        Net cash provided by financing activities                                   4,957        2,358
                                                                                  --------     --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               (1,144)       2,441

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                      3,368          927
                                                                                  --------     --------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                         $  2,224     $  3,368
                                                                                  ========     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the period for:
        Interest                                                                 $ 16,659     $ 16,200
        Income taxes                                                             $    471     $    157

SUPPLEMENTAL SCHEDULE OF NONCASH ITEMS:
    Assets acquired under capital leases                                         $  1,393     $  1,938
    Acquisitions of ambulance companies:
        Fair value of assets acquired                                            $   --       $  2,809
        Cash paid and debt issued                                                    --         (2,282)
                                                                                  --------     --------
        Liabilities assumed                                                      $   --       $    527
                                                                                  ========     ========

          See accompanying notes to consolidated financial statements.

              GERIATRIC & MEDICAL COMPANIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                for the years ended May 31, 1996 and 1995
                                 (In thousands)



                                                  Common Stock
                                             ---------------------      Capital in
                                                                         Excess of       Accumulated
                                             Shares         Amount       Par Value    Earnings(Deficit)
                                             ------         ------      ----------    -----------------
Balance, May 31, 1994                        15,160       $  1,516       $ 14,601       $ (5,572)
  Net Income                                                                               4,053
   Restricted shares
     issued to Directors                          9              1             10           --
   Stock options exercised                       75              7             32           --
                                             ------       --------       --------       --------
Balance, May 31, 1995                        15,244          1,524         14,643         (1,519)
   Net Income                                                                              4,153
   Restricted shares issued
     to Directors                                 9              1             22           --
   Unregistered shares issued                   162             16             65           --
   Stock options exercised                       15              2            (27)          --
                                             ------       --------       --------       --------
Balance, May 31, 1996                        15,430       $  1,543       $ 14,703       $  2,634
                                             ======       ========       ========       ========


          See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       Summary of Significant Accounting Policies:

         (a) Principles of Consolidation and Presentation:

The consolidated financial statements include the accounts of Geriatric & Medical Companies, Inc. and its Subsidiaries and its investments in majority owned joint ventures hereafter referred to as the "Company". The Company uses the equity method to account for its ownership interest in other joint ventures. Under the equity method, the Company recognizes its proportionate share of the net income or loss of joint ventures currently rather than when realized through dividends or disposals. All material intercompany transactions and accounts have been eliminated in consolidation.

         (b) Net Patient Service Revenue:

The Company's operations and cash flows are dependent upon the payments for patient services by third-party payors and, in particular, Federal and State administered programs. Reimbursement under these programs is limited to certain expenditures in accordance with Federal and State regulations and is subject to retroactive adjustment upon audit by Federal and State agencies. Accordingly, net patient service revenue is recorded at the estimated realizable amounts due from third-party payors and others.

Differences between the amounts accrued and subsequent settlements will be recorded in operations in the year of settlement. Management maintains an allowance that it considers adequate to provide for potential disallowances on its recorded revenues under Federal and State administered programs. This allowance is based on the estimated net realizable value of the Company's revenues. Management periodically evaluates specific past experience and the results of the most recent regulatory examinations, as well as other relevant factors. While management uses the best information available to make such evaluations, no assurance can be given that future adjustments to the allowance may not be necessary if regulatory agencies interpret the Company's claims for reimbursement on a basis different than the Company's historical experience with regulatory examinations.

Although receivables due from third-party payors may be outstanding in excess of one year, in accordance with industry practices, such amounts are classified as current.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


         (c) Cash and Cash Equivalents:

For purposes of the statements of cash flows, the Company considers cash and cash equivalents to be cash on hand, cash in banks and overnight investments.

         (d) Restricted Cash:

Restricted cash represents funds held in trust to be used to repay debt obligations and funds being held by a Medicare intermediary (See Note 14).

         (e) Patients' Funds:

Patients' funds represent cash balances which have been deposited by the Company into a separate bank account and are restricted for the use of patients. The related liability is included in accounts payable.

         (f) Inventories:

Inventories, principally consisting of durable medical and respiratory therapy equipment, medical supplies and pharmaceuticals, are stated at the lower of cost or market. Cost is determined principally on the first-in, first-out basis
(FIFO).

         (g) Property, Equipment and Related Depreciation:

Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the respective assets using the straight-line method. The annual depreciation rates range from 2.5% to 10% for buildings and improvements and 5% to 33% for equipment and fixtures. Normal maintenance and repair costs are charged to expense as incurred. Major expenditures for renewals and betterments which extend useful lives are capitalized. Upon sale or retirement the costs and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in income.

         (h) Other Noncurrent Assets:

Goodwill represents the excess of the cost of purchased businesses over the fair value of their net assets. Goodwill arising after October 31, 1970 is being amortized by the straight-line method over periods ranging from 15 to 40 years. Goodwill in the amount of $565,000 relating to acquisitions prior to November 1, 1970 is not being amortized. The Company assesses the recoverability of the intangibles based on undiscounted estimated future operating cash flows. As of May 31, 1996, the carrying value of the intangibles has been determined not to be impaired.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


Notes and other receivables consist primarily of term loans related to facility sales. The term loans are primarily secured by second mortgages on the facilities.

Costs incurred in obtaining long-term borrowings are amortized on a straight-line basis, which approximates the interest method over the term of the loan. Pre-opening costs incurred in connection with the expansion of existing or with the construction of new long-term care facilities, are capitalized until the facility nursing units admit the initial patient or are substantially completed and then amortized using the straight-line method over a five-year period which coincides with the amortization period required by government reimbursement regulations.

         (i) Recoverability of Long-Lived Assets:

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed Of", the Company evaluates the recoverability of all long-lived assets annually, or more frequently whenever events and circumstances warrant revised estimates, and considers whether the long-lived assets should be completely or partially written off or if the depreciation/amortization period should be accelerated. As of May 31, 1996, in the opinion of Management, the carrying value of the long-lived assets has not been impaired.

         (j) Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (k) Income Taxes:

In fiscal 1994, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 109, Accounting for Income Taxes, which required a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized by applying enacted statutory tax rates, applicable to future years, to temporary differences between the tax basis and financial statement carrying values of the Company's assets and liabilities. The adoption of SFAS No. 109 did not have a material effect on the Company's consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


         (l) Workers' Compensation Insurance:

The Company self-insures for certain levels of Workers' Compensation Insurance and estimated costs for the workers' compensation programs are accrued at present values based upon actuarially projected claims. Related workers' compensation expense for 1996 and 1995 amount to $4,334,000 and $4,757,000, respectively. Included in other assets at May 31, 1996 and 1995 is $4,069,000 and $3,563,000, respectively, relating to the future revenue associated with the difference in accounting for workers' compensation expense under third party payor programs which is different than the method used for financial reporting purposes. The accrued workers' compensation expense amounting to $3,035,000 and $2,529,000 at May 31, 1996 and in 1995, respectively, is included in other long term liabilities in the accompanying consolidated financial statements.

         (m) Fair Value of Financial Instruments:

The fair value of financial instruments is determined by reference to various market data and other valuation considerations. The fair value of financial instruments approximates their recorded values.

         (n) Earnings (Loss) Per Common Share:

Earnings (loss) per common share is based on the weighted average number of Shares of common stock outstanding. Potential dilution from common stock equivalents is not material.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


2.      Long-Term Debt and Subordinated Debenture:

A summary of long-term debt and subordinated debenture follows:


                                                   Fiscal Year                        Fiscal
        ($'s in thousands)                         of Maturity                        May 31,
                                                   -----------               ---------------------------
                                                                                 1996             1995
                                                                                 ----             ----
        Credit Line (a)                                2000                  $  2,580          $      -
        Mortgages:
           Mortgages (b)                             2002,2007                 88,228             84,580
           Other {HUD Insured} (c)                   2033,2036                 13,295              8,738
        Bonds Payable:
           PA County IDA's, NJ EDA's (d)               2000                    16,795             17,020
           Other NJ EDA's  (e)                       2004-2022                  8,580              8,705
        Notes and Leases  (f)                         Various                   5,117              4,523
                                                                             --------           --------
                                                                              134,595            123,566
        Less amounts due within one year                                        3,820              2,906
                                                                             --------           --------
                                                                             $130,775           $120,660
                                                                             ========           ========
        Subordinated debenture  (g)                    1997                  $  1,000           $  1,000
        Less amounts due within one year                                        1,000                 -
                                                                             --------           --------
                                                                             $     -            $  1,000
                                                                             ========           ========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

(a) In December 1995, the Company entered into a $5,000,000 secured Line of Credit Agreement ("Credit Line") with Commerce Bank, NA. The Credit Line is secured by certain real estate and private receivables not sold under the accounts receivable financing agreement (see Note 4). Interest on the Credit Line is at prime plus 1% (9.25% as of May 31, 1996). The line is renewable annually and may, at the Company's option, be converted to a three year term loan. The outstanding loan balance under the Credit Line at May 31, 1996 was $2,580,000.

        Three Letters of Credit were issued and outstanding under the Credit Line totaling $1,574,000. These Letters of Credit were issued in connection with a Company insurance program and construction project.

        At May 31, 1996, the Credit Line availability was $846,000. The maximum outstanding credit line balance and the average credit line balance during fiscal 1996 was $2,580,000 and $280,000, respectively. In August 1996, the Company received a commitment to increase the Credit Line to $7,500,000.

(b) In April, 1992, the Company completed an agreement with Meditrust Mortgage Investments, Inc. ("Meditrust"), pursuant to which the Company received $86,003,000 under a credit facility collateralized by mortgages on various nursing home facilities located in Pennsylvania and New Jersey (the "Mortgaged Facilities"). The credit facility was used to pay off or refinance debt, capital improvements and additions to mortgaged facilities, debt service reserve and working capital.

        The credit facility is payable over ten years based upon a twenty-five year amortization schedule, at an initial interest rate of 11.5% annum ("Based Rate"), which may increase prospectively (based upon revenues) and is annually capped at the sum of .25% of the initial mortgage amount and a prior year interest factor. At the end of five years, the Base Rate will be reset prospectively at either the higher of 11.5% or the five-year treasury note interest rate plus 4%, or the rate in effect at the end of the initial five-year period. At the Company's election, such credit facility may be prepaid at 103.5% of the outstanding principal at the end of the fifth year. The loan had a balance of approximately $83,079,000 and bears interest at an effective rate of 12.23% as of May 31, 1996.

        In connection with this agreement, the Company may not pay dividends under certain circumstances and is required to comply with certain financial convenants, the most restrictive of which is the debt service coverage ratio, at May 31, 1996. The Company has complied with the provisions of the agreement or in instances of non compliance has received waivers.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


        On May 31, 1995, the Company completed an agreement to finance a 120 bed long term care facility (Rittenhouse West Nursing & Rehabilitation Center) with Meditrust for $6,939,000 at a rate of prime plus 2 percent (10.25% as of May 31, 1996). Construction costs incurred as of May 31, 1996 totaled $5,262,000. Also, as of May 31, 1996 and 1995, the construction loan had a balance of approximately $5,149,000 and $608,000, respectively. In connection with this project, a $74,000 Letter of Credit was issued which expires in February 1997.

(c) The Company has two mortgage loans insured under Section 232 of the National Housing Act by the United States Department of Housing and Urban Development, Federal Housing Administration. The first loan is with Northwest Total Care Associates, Limited Partnership ("LP"), which is owned by subsidiaries of the Company. Construction of the facility ("Care Center of Brakeley Park") was completed during fiscal 1993. The loan had a balance of approximately $8,089,000 as of May 31, 1996 and bears interest at 10.35% per annum. The loan is financed by Quaker Capital, L.P. and is payable in equal monthly payments over forty years. The obligation is collateralized by the assets of the Limited Partnership without recourse to the partners.

        The second HUD loan is with North Cape Convalescent Center Associates, L.P., which is owned by subsidiaries of the Company. Construction of the facility was completed in January 1996 at a total construction cost of $7,062,000, of which $5,636,000 is to be financed by GMAC Commercial Mortgage Corporation at 9.5% over 40 years. The obligation is collateralized by the assets of the Limited Partnership without recourse to the partners. The loan balance at May 31, 1996 was approximately $5,206,000, with the loan's final endorsement occurring in June 1996. In connection with this loan, a $500,000 letter of credit was issued which expires in December 1996.

(d) The Company's facilities are owned and subject to mortgages. Mortgage Revenue Refunding Bonds (Series 1992 and 1993), which are secured by mortgages on facilities, were issued through Pennsylvania County Industrial Development Authorities (Bucks, Chester, Montgomery and Lancaster) and the New Jersey Economic Development Authority. These bonds were issued under a Master Trust Indenture with First Union National Bank, and bear interest at fixed rates of 7.5% to 9.0%, payable semi-annually. At May 31, 1996, outstanding bonds were $16,795,000, which is comprised of $6,035,000 of EDA and $10,760,000 of PA IDA bonds.

        Under the Master Trust Indenture, the Company has agreed not to pay any dividends or make any distribution which could have the effect of reducing consolidated tangible net worth and subordinated indebtedness, if consolidated tangible net worth and subordinated indebtedness is at such time or would thereby be reduced to less than $9,000,000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

(e) The Company also has two bond series issued through the New Jersey Economic Development Authority, each secured by a skilled nursing facility mortgage.

        Principal on the $2,025,000 and $660,000 Revenue and Revenue Refunding Bonds is payable quarterly beginning July 15, 2004 and July 15, 1992, respectively. These bonds bear interest at a fixed rate of 9.625% payable quarterly. Additionally, at May 31, 1996, the Company had $5,895,000 Economic Development Refunding Bonds outstanding. Interest on these bonds is at a fixed rate of 10.5% payable semi-annually over a thirty year period.

(f) Notes and leases consist primarily of capitalized leases and promissory notes bearing interest at 6% to 13.39%.

(g) In November 1994, the Company issued a $1,000,000 subordinated debenture to Tomahawk Capital Investments, Inc. ("Tomahawk") which is controlled by an executive officer of the Company. The interest is payable on a quarterly basis, at a rate of 12% per annum, and the debenture is due on December 1, 1996.

Amounts due on long-term debt in each of the next five fiscal years are as follows:

($'s in thousands)
- ------------------
        1997                                $  4,820
        1998                                   2,879
        1999                                   2,590
        2000                                  20,523
        2001                                   1,984
        Thereafter                           102,799
                                            --------
           Total                            $135,595
                                            ========

Substantially all of the Company's properties related to its long term care facilities and headquarters location are pledged as collateral on borrowings. Substantially all other assets of the Company (excluding property under capital leases and certain accounts receivable) are unencumbered.

3.      Acquisitions and Disposals:

Concurrent with the sale of nursing or residential facilities in prior years, the Company entered into long-term agreements to provide management and other services in operating these facilities. All of these management agreements have expired or been terminated as of May 31, 1994.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

Under the terms of these sales of nursing and residential facilities, the Company was required to lend the purchaser amounts to cover certain issuance costs of bond offerings and to enter into operating deficits agreements under which the Company lends the purchaser, if needed, funds for working capital requirements. These working capital advances, plus related interest, were not payable to the Company until certain conditions were achieved or over a five-year period upon termination or expiration of the management agreements. In conjunction with the expiration or termination of these agreements, the Company has converted the operating deficits advances as well as certain subordinated management fees, as appropriate, into term loans at an interest rate range of 10% to 13%.

As of May 31, 1996 and 1995, with respect to the aforementioned facility sales, the Company was owed the following:

                                                            May 31,
                                                 -----------------------------
    ($'s in thousands)                              1996               1995
    ------------------                              ----               ----

    Operating deficits advances                  $   390            $   390
    Issuance cost loans                              918                925
    Term loans and accrued interest                5,259              5,728
    Management and other fees                      5,049              4,503
                                                   -----            -------
       Total                                     $11,616            $11,546
                                                 =======            =======

Included in noncurrent notes and other receivables are $3,820,000 and $5,693,000 of receivables related to the aforementioned transactions at May 31, 1996 and 1995, respectively.

The Company has deferred the recognition of gain on sale of facilities related to guarantees under an operating deficit agreement. As of May 31, 1996, the Company may ultimately recognize as additional gain on sale of facilities $492,000 if certain minimum operating cash flow requirements and other factors are achieved.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


On May 31, 1993 the Company sold its Mt. Laurel, New Jersey facilities to Tomahawk for $8.5 million, consisting of cash of $2.5 million and a 9% interest bearing note for $6 million. This note was payable based on a 25 year amortization, with a balloon payment due June of 2005. Tomahawk prepaid approximately $1,500,000 from inception through May 31, 1995. As of May 31, 1996, Tomahawk prepaid $3,000,000 and as an inducement received a discount of $500,000 which has been recorded in the accompanying financial statements. The Company also restructured this note requiring that the remaining balance of principal and interest as of May 31, 1996 (totaling $1,622,000) be paid over 35 quarters, commencing September 1, 1996 with interest on the principal due at 6.75%.

During fiscal 1995, the Company acquired three ambulance transportation companies for $2,282,000. Two of the acquisitions were asset purchases while the third was a stock purchase. Goodwill of $365,000 was recorded in connection with these acquisitions. The transactions have been accounted for as purchases for financial reporting purposes. The dated results of operations from the respective dates of acquisition and do not have a material effect on the Company's consolidated financial statements.

4.      Accounts Receivable:

The Company is a party to a $25 million accounts receivable sale agreement with recourse with a financial institution, which expires on May 31, 1997. The Company may sell, on a continuing basis, up to $25,000,000 of certain qualifying accounts receivable. The Company receives, net of reserves, approximately 80% of accounts receivable submitted. This transaction has been accounted for as a sale under Financial Accounting Standards Board Statement No. 77 guidelines but may be treated as a financing (borrowing) transaction for Medicare/Medicaid purposes. As permitted by Statement of Accountant Standards No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", the Company will adopt the recording of any transfers and servicing of financial assets and extinguishments of liabilities as of January 1, 1997, which is in accordance with this statement. The subsequent adoption of this statement will not have a material effect on the Consolidated Financial Statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

Under the terms of the agreement, the Company will pay program costs at 9.84% on the outstanding receivables submitted. During fiscal 1996 and 1995, the Company sold approximately $109,288,000 and $110,297,000 respectively, of certain qualifying accounts receivables. As of May 31, 1996 and 1995, the balance of the receivables submitted for sale was approximately $15,656,000 and $20,774,000 of which approximately $13,074,000 and $16,619,000 were funded, respectively. The unfunded portion is included in other receivables on the balance sheet.

The Company entered into an agreement to sell certain receivables due from third-party payors. The program costs charged are 9.75% of the outstanding receivables sold. The maximum amount of receivables to be sold is $5,000,000. The Company receives, net of reserves, approximately 80% of third-party payor receivables sold. The unfunded portion is included in other receivables on the balance sheet. As of May 31, 1996 and 1995 the amount of the receivables sold was $2,916,000 and $150,000, of which approximately $2,435,000 and $150,000 was funded respectively.

As of May 31, 1996 and 1995 the Company has recognized a provision for costs on sale of accounts receivable of $4,170,000 and $3,588,000, respectively. The provision for costs on sale of accounts receivable consists of: (A) program and other costs incurred on receivables sold and (B) servicing costs relating to the collection of receivables sold. Under the sale agreement, the Company continues and is required to service the accounts receivable sold.

5.       Inventories:

The components of inventories are as follows:
                                                               May 31,
                                                       ---------------------
      ($'s in thousands)                                 1996           1995
                                                       ------         ------
      Durable medical equipment                        $3,584         $3,595
      Institutional pharmacy
        drugs and supplies                                564            895
      Other                                               801            664
                                                       ------         ------
        Total                                          $4,949         $5,154
                                                       ======         ======

6.       Capitalized Interest:

The Company capitalized interest expense of approximately $1,027,000 and $879,000 in fiscal 1996 and 1995 respectively, relating to the cost of additions to existing nursing home facilities and construction of new facilities.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

7.       Deferred Charges and Other:

         The components of deferred charges and other are as follows:

                                                             May 31,
                                                   ----------------------------
      ($'s in thousands)                               1996            1995
                                                       ----            ----
      Deferred financing costs                     $  7,707         $ 6,345
      Deferred pre-opening costs                      1,310             951
      Accumulated amortization                       (3,850)         (2,891)
                                                    -------         -------
                                                      5,167           4,405
      Deferred reimbursement-
      workers' compensation                           4,069           3,563
      Deposits                                          316             219
      Prepaid bedding and linen and other
      miscellaneous costs                             1,005           2,613
                                                    -------         -------
                                                    $10,557         $10,800
                                                    =======         =======

8.       Incentive Plans and Option Arrangements:

The Company's 401(k) profit sharing plan covers substantially all full-time employees not covered by collective bargaining agreements. Contributions under the plan are at the discretion of the Board. No contributions were made in fiscal 1996 and 1995.

Effective November 1989, the Company adopted a 1989 stock option and restricted stock plan, for certain key employees, whereby eligible employees may be issued up to an aggregate of 281,250 Shares of the Company's common stock, subject to certain restrictions, and up to an additional 343,750 Shares upon the exercise of incentive and/or non-qualified stock options granted pursuant to the plan. The restricted share portion of this plan expired as of May 31, 1994. As of May 31, 1996, there were 240,471 Shares under option under this plan, of which 165,655 Shares were exercisable at an average price of $2.27. During fiscal 1996, no Shares under option under this plan were granted. During fiscal 1996, 7,875 Shares were exercised at an average price of $1.65 per share and 8,125 options expired. As of May 31,1995, there were 260,221 Shares under option, under this plan, of which 119,346 Shares were exercisable at

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

an average price of $2.18. During fiscal 1995, 137,000 Shares under option under this plan were granted at exercise prices ranging from $2.0625 to $2.6875. During fiscal 1995, 2,000 Shares were exercised at an average exercise price of $1.41 per share and 10,344 options expired.

The Company has a 1982 incentive stock option plan for key executive and management personnel. At May 31, 1996, there were 184,376 Shares under option and exercisable under this plan at exercise prices ranging from $0.80 to $2.50 with an average exercise price of $1.91. During fiscal 1996 and 1995, 7,813 and 79,062 options were exercised, respectively, at an average price of $1.36 and $1.09, respectively. Effective January 28, 1992 additional options cannot be granted under this plan.

In April 1985, a stock option plan was approved under which options to purchase 23,438 Shares may be granted to nonemployees. In fiscal 1995, such plan expired.

Effective November 17, 1994, the Company adopted the 1994 Stock Option and Restricted Stock Plan for Directors whereby Directors of the Company, who are not employees of the Company or its subsidiaries, may be issued up to an aggregate of 250,000 Shares of the Company's common stock. In January 1996 and January 1995, 9,000 restricted Shares were granted at a price of $2.125 and $2.875 respectively, and vest over a one year period. During fiscal 1996, 12,000 Shares under option under this plan were granted at an exercise price of $2.375, and no Shares under option expired.

The Company has a 1990 stock option plan for directors under which options to purchase up to a total of 120,313 Shares may be granted to outside directors. Under this plan, a total of 90,283 options have been granted to outside directors at exercise prices ranging from $.96 to $2.6875 per share. During fiscal 1996, 10,156 Shares were exercised at an exercise price of $.96. During fiscal 1995, 10,157 Shares were exercised at an average price of $1.45 and 7,813 Shares under option expired. At May 31, 1996 and 1995, 44,907 and 49,063 Shares under this plan were exercisable, respectively. Effective December 31, 1994, additional options cannot be granted under this plan.

In fiscal 1996, the Company adopted the 1995 Equity Incentive Plan in which a maximum of 525,000 Shares of the Company's common stock could be granted to the Company's officers and key executives. Awards under the plan may be earned by achieving certain economic, company wide and individual management goals.

Under all stock option plans maintained by the Company, the exercise price of options issued is the same as the market price at the date of grant.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


As permitted by Statement of Accounting Standards No. 123 "Accounting for Stock-Based Compensation", the Company has not adopted a fair value based method of accounting for stock-based compensation as of December 31, 1995. The subsequent adoption of a fair value based method of Accounting for stock-based compensation will not have a material effect on the financial statements.

Effective June 1, 1993, the Company entered into an employment agreement with the Chairman of the Board of Geriatric & Medical Companies, Inc. The term of the agreement is for an initial five year period with a provision for annual extensions. The employment agreement provides for a short-term and long-term incentive plan in addition to a base compensation package. The short-term incentive plan provides for an incentive bonus contingent upon the Company's annual operating results.

A short-term incentive bonus of $103,000 and $107,000 was accrued for the fiscal years ended May 31, 1996 and 1995, respectively. The long-term incentive plan provides for long-term compensation based upon the increase in market value of the Company's stock to the shareholders. As of May 31, 1996 and 1995, the Company has an accrued liability of $14,582 and $13,000, respectively, relating to this plan. The employment agreement, while in effect, also provides for a death benefit of $1,000,000 payable in forty equal quarterly installments. See
Note 16 of the Notes to Consolidated Financial Statements.

9.       Medicare and Medicaid Revenue:

The Company's long-term care facilities, which are located in Pennsylvania and New Jersey, receive reimbursement under the Medicare and Medicaid programs, which is subject to adjustment upon audit by Federal and State agencies (see
Note 1b). Revenue from these programs related to the Company's long-term care facilities totaled approximately $112,000,000 and $105,900,000, for the years ended May 31, 1996 and 1995, respectively. At May 31, 1996 and 1995 the Company had a net third-party receivable of approximately $21,913,000, and $13,948,000, respectively. The total amounts due from third-party payors generally are not paid in full until audit issues are resolved. The Company is continually negotiating to resolve the audit findings and accelerate interim payments due under the reimbursement system.

For the fiscal years 1990 through 1996, the Company has receivables of approximately $10,824,000 for open issues with the Pennsylvania Department of Public Welfare (DPW). Management believes that any reduction of the amount recorded that results from final settlement of these open issues will not have a material adverse effect on the financial position of the Company.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


10.      Income Taxes:

A summary of the components of the tax provision for fiscal years 1996 and 1995, is as follows:


             ($'s in thousands)                        1996              1995
                                                       ----              ----
             Current Federal                       $  1,132            $  551
             Current State and Local                    442               296
             Federal & State Over/Under
                Accrual Net of Credits                 (909)              165
             Deferred Tax Benefit                    (1,925)                -
                                                    -------            ------
                                                    $(1,260)           $1,012
                                                    ========           ======

The effective net income tax rates before the utilization of the Company's operating loss carryforwards are different than the statutory federal income tax rates of 34% in Fiscal years 1996 and 1995, as indicated below:


             ($'s in thousands)                         1996          1995
                                                        ----          ----
             Statutory Federal Income Tax              $ 983        $1,722
             Permanent Differences                        46            52
             State and Local Taxes, Net of
                Federal Benefit                          292           195
             Investment and Other Tax Credits            (75)         (293)
             Net Operating Loss Carryforward                -         (489)
             Deferred Tax Benefit                     (1,925)             -
             Other                                      (581)         (175)
                                                     -------        ------
                                                     $(1,260)       $1,012
                                                     =======        ======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

The following is a summary of the significant components of the Company's deferred tax assets and liabilities as of May 31,1996 and 1995 determined in accordance with the provisions of SFAS No. 109:



            ($'s in thousands)                                        1996           1995
                                                                      ----           ----
            Deferred Tax Assets:
            Deferred Gain on Sale of Facilities
              in Prior Years                                        $  436         $1,779
            Net Tax Operating Loss Carryforwards                         -            988
            Bad Debts                                                2,905          2,905
            Tax Credits                                              3,193          2,461
            Inventories (Uniform Capitalization)                        93             84
            Deferred Vacation                                          484              -
            Accrued Legal Costs                                        176              -
                                                                    ------         ------
            Total Deferred Tax Assets                               $7,287         $8,217
                                                                    ======         ======

            Deferred Tax Liabilities:
            Accelerated Depreciation                                $3,940         $4,236
            Deferred Income                                            289          1,183
            Deferred Costs                                             404            333
                                                                    ------         ------
            Total Deferred Tax Liabilities                          $4,633         $5,752
                                                                    ======         ======

           Deferred Tax Assets in Excess of Deferred Tax
           Liabilities before Valuation Allowance                   $2,654         $2,465
            Valuation Allowance                                       (729)        (2,465)
                                                                    ------         ------
            Net Deferred Tax Assets                                 $1,925         $    -
                                                                    ======         ======

The net deferred tax asset of $1,925,000 was recorded, as the Company believes it is more likely than not, that the results of future operations will generate sufficient taxable income to realize such deferred tax assets.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

For tax purposes, the Company has unused State net operating loss carryovers of approximately $6,031,000, and Federal tax credit carryovers of approximately $1,780,000 which will expire in varying amounts through the year 2010 (excluding $1,413,000 of Alternative Minimum Tax Credits).

11.      Revenues:

Operating revenues are presented net of contractual allowances of $48,897,000 and $38,555,000 for the years ended May 31, 1996 and 1995, respectively.

12.      Interest Expense:

Interest expense is reflected net of approximately $2,130,000 and $1,576,000, of interest income for the years ended May 31, 1996 and 1995, respectively. The interest income is principally related to overnight investments, restricted cash and notes receivables.

13.     Quarterly Results (Unaudited):

The following table summarizes the Company's quarterly results of operations for the fiscal years ending May 31, 1996 and 1995:

                                                                    1996

($'s in thousands except Per Share Data)

                                        1st            2nd           3rd          4th (a)           Total
                                    -------        -------       -------          -------        --------
Operating revenues, net             $49,409        $49,506       $49,186          $47,095        $195,196
                                    =======        =======       =======          =======        ========
Net income                          $ 1,157        $ 1,248       $ 1,252          $   496        $  4,153
                                    =======        =======       =======          =======        ========
Net income per share of
  common stock                      $   .08        $   .08       $   .08          $   .03        $    .27
                                    =======        =======       =======          =======        ========
Common stock price range:
  High                               3 1/16          3             2 5/8            2 3/8          3 1/16
  Low                                2               2 1/8         2                1 3/4          1  3/4


(a) Fourth quarter results reflect the recording of an unusual charge pertaining to the class action suit (see Note 14 (b)), additional interest expense of $621,000 relating to the Company's credit facility (see Note 2-b);
    a $500,000 discount on a note receivable (see Note 3); an additional provision for bad debt of $1,750,000; and the recognition of a deferred tax asset of $1,925,000.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

                                                                         1995
                                        1st              2nd              3rd              4th           Total
                                     -------          -------          -------          -------        --------
Operating revenues, net              $45,975          $47,782          $48,565          $49,912        $192,234
                                     =======          =======          =======          =======        ========
Net income                           $   740          $ 1,025          $ 1,208          $ 1,080        $  4,053
                                     =======          =======          =======          =======        ========
Net income per share of
    common stock                     $   .05          $   .07          $   .08          $   .07        $    .27
                                     =======          =======          =======          =======        ========

Common Stock price range:
  High                                3 1/16            3                3 1/8          2 13/16           3 1/8
  Low                                 2                 1 5/8            2 3/8          1 13/16           1 5/8



Primary earnings per share were used to calculate net income per share of common stock.

Price range of Common Stock: The Company's common stock is listed on the Automated Quotation System of the National Association of Securities Dealers, Inc. (NASDAQ symbol: GEMC). On August 27, 1996, the last sale price for the Company's Common Stock was $5.4375. There were 1,174 stockholders of record of its Common Stock as of May 31, 1996. The table above sets forth, for the periods indicated, the range of high and low sale prices of the common stock as reported by The Wall Street Journal.

14.     Commitments and Contingencies

(a) Life Support Ambulance, Inc. (LSA) a subsidiary of the Company, received notice of suspension of payments relating to Medicare billing submitted to its Medicare intermediary, effective April 6, 1995. The intermediary has alleged that overpayments have occurred in connection with LSA billings. In connection therewith, the Office of the Inspector General has seized certain records and is conducting an investigation of this matter.

In August, 1995, the intermediary partially lift the suspension and has since paid LSA 75% of all subsequent approved billings. In connection with this agreement, the Company has agreed to guarantee the payment by LSA of up to $5,000,000 of any finally determined overpayments. As of May 31, 1996, the intermediary had withheld approximately $4,565,000 in escrow pending resolution of this matter. The amount is included in restricted cash in the accompanying balance sheets.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

LSA has received notices of the results of the intermediary's audits, including a calculated overpayment of approximately $6,800,000 through March 31, 1996. LSA is reviewing the intermediary's results and believes there are errors in, among other things, (i) the sampling techniques used; (ii) the conclusions reached relative to the appropriateness of payments for claims in the audit sample, and
(iii) the projection technique of the ultimate overpayment calculation. LSA intends to vigorously defend its position and utilize all available administrative and legal processes to protect its rights in this matter.

LSA believes that it has operated at all times in substantial compliance with all provisions required by Medicare relating to reimbursement for services. The Company is not able, at this time, to predict the ultimate outcome of this matter.

(b) The Company was named a defendant, together with GMS Management, Inc., and various current and former officers of the Company, in a class action suit which was filed in September, 1992, in the United States District Court for the Eastern District of Pennsylvania in Philadelphia. On July 15, 1996, the Company signed an agreement to settle the claims of the plaintiff class. This agreement received provisional approval by the court on July 23, 1996, and is subject to a hearing on October 7, 1996. Under the terms of the agreement, a payment up to a maximum of $1,900,000 will be made to a claims settlement fund, of which 50% will be paid by the Company's insurance carrier. The fund will be used to resolve all claims of the members of the plaintiff class on a claims made basis and to pay the attorneys' fees and costs incurred by the plaintiff class. The ultimate amount of this settlement cannot be determined at this time. The Company's maximum share of the claim is $950,000. The Company has recorded at May 31, 1996, its estimate of the ultimate payment to be made in connection with its settlement. The amount recorded is less than the $950,000 maximum.

(c) On February 21, 1996, a Company subsidiary reached an agreement with the U.S. Attorney to settle a matter involving reimbursement for certain nutritional services provided at a nursing facility (the "Facility") previously managed by that subsidiary. The Company entered into this settlement, without admitting any wrongdoing, in order to avoid the substantial expense and management disruption of litigation. The settlement resulted in a charge of $429,000, before taxes, shown in the accompanying Consolidated Statements of Operations for the fiscal year ended May 31, 1996. The Company's management agreement with the Facility provides that the Facility indemnify and hold the Company harmless with respect to claims such as that alleged by the U.S. Attorney. However, it is unclear whether the Facility has, or would have, the funds necessary to provide such indemnification.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

15.           Other Transactions:

Dedicated Staffing Services, Inc. ("DSI"), a Pennsylvania non-profit corporation, previously provided registered nurses, licensed practical nurses, nursing assistants and other personnel to the Company on a temporary employment basis. Certain officers of the Company are members of Dedicated Staffing's Board of Directors. The Company paid Dedicated Staffing Services, Inc. approximately $184,000 and $1,659,000 for these services in fiscal 1996 and 1995, respectively. On May 31, 1996, the Company purchased from DSI certain fixed assets as well as a list of nursing assistants for approximately $137,000. The Company has agreed to pay such amount over 30 months, with interest at 9%.

The Company provides certain services which are priced at or above projected cost, and include staffing services, dietary, environmental, financial, and other services, to Mount Laurel Convalescent Center and Laurelview Manor which are owned by Tomahawk. The total services rendered during fiscal 1996 and 1995 were $8,179,000 and $7,194,000. At May 31, 1996 and 1995, the Company had a
receivable of $4,732,000 and $3,235,000 due from Tomahawk for these services, respectively.

During fiscal 1996 and 1995, the Company received additional revenues of approximately $1,084,000 and $1,000,000 related to its provision of ancillary services at the Tomahawk facilities. These services, including provision of ambulance transportation, diagnostics, rehabilitation, pharmacy and medical supplies are provided at market rates.

As of May 31, 1996, the Company granted a prepayment discount of $500,000 to Tomahawk with respect to its note payable to the Company. The discount was granted as an inducement for Tomahawk to prepay $3,000,000 of its note to the Company.

16.              Subsequent Events:

On July 11, 1996, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Genesis Health Ventures, Inc. ("Acquiror"), and its wholly owned subsidiary G Acquisition Corporation ("NEWCO").

Under the terms of the Merger Agreement, NEWCO will pay $5.75 in cash for each share of the Company's common stock, and NEWCO will be merged into the Company. The consummation of the Merger is subject to various conditions including, but not limited to, approval by the

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

Company's shareholders and receipt of applicable regulatory approvals and may be terminated if certain conditions are not satisfied, or if the Merger does not close prior to February 1, 1997. In connection with the Merger, the Company engaged CS First Boston as a financial advisor and has agreed to pay CS First Boston for its services, an aggregate financial advisory fee equal to 1% of the total consideration payable (including liabilities assumed). Also, in connection with the Merger, the Company and Daniel Veloric, Chairman ("Veloric") have entered into a Termination Agreement dated as of July 11, 1996, pursuant to which the Company and Veloric have agreed that, at the Effective Time, certain Employment Agreement effective June 1, 1993 (the "Veloric Employment Agreement") will terminate. The Veloric Employment Agreement currently expires on May 31, 2001. The Veloric Employment Agreement provides for annual base compensation of $500,000 per year. The Veloric Employment Agreement also provides for a bonus equal to five percent (5%) of the Company's annual increase in profits, the award of phantom stock based on the annual incremental increase in the average price of Company Common Stock, and a death benefit of $1,000,000. In consideration of the termination of the Veloric Employment Agreement, the Company will pay Veloric the sum of $1,000,000, payable $200,000 at the Effective Time and $200,000 on each of the first four anniversaries of the Effective Time.

The Company and Veloric have also entered into that certain Restrictive Covenants Agreement dated July 11, 1996 by which Veloric agreed that, among other things, for a period of ten years after the Effective Time of the Merger, he will not, directly or indirectly, for his own account, or the benefit of any other person, without the prior written consent of Acquiror, (a) engage in any business competitive with the businesses of the Company or Acquiror in its respective geographic markets, or (b) hire any employee of the Company or Acquiror, or solicit, induce, or divert any of them to work for him or any other person. In consideration of the foregoing, the Company has agreed to pay Veloric the sum of $475,000 at the Effective Time of the Merger.

In addition, Acquiror and Veloric have reached an agreement in principle pursuant to which Veloric will provide consulting services to Acquiror after the Effective Time of the Merger. While the definitive form of the consulting agreement is still being negotiated, it is expected that the term of such consulting agreement will be for a period of four years. During the first year of the consulting agreement, it is expected that Acquiror will pay Veloric a consulting fee of $100,000. After the expiration of the first year of such consulting agreement any further consulting fees shall be in an amount determined by Acquiror in its sole discretion. It is also expected that Veloric will be granted an option to purchase 25,000 Shares of the common stock of Acquiror at a price equal to the fair market value of Acquiror's common stock at the Effective Time of the Merger. Veloric will also be provided with an office, car and health insurance for the entire term of the consulting agreement.

                   NOTES TO CONSOLIDATED FINANCIAL STATMENTS
                                  (Continued)

The Company and Esther Ponnocks, Senior Executive Vice President of the Company ("Ponnocks"), have entered into a Termination Agreement dated as of July 11, 1996, pursuant to which the Company and Ponnocks have agreed that, at the Effective Time that certain Employment Agreement dated as of June 1, 1992 (the "Ponnocks Employment Agreement") will terminate. The Ponnocks Employment Agreement provides for annual base compensation of $200,000 per year and a term of three years, with annual extensions through not later than May 31, 2002, plus severance compensation equal to two times her annual base compensation.

In consideration of the termination of the Ponnocks Employment Agreement, the Company will pay Ponnocks $200,000 at the Effective Time and up to $600,000 to fund Ponnocks' secured supplemental pension plan provided in the Ponnocks Employment Agreement, to provide an annuity for Ponnocks' lifetime, commencing on the first day of the month following the first anniversary of the Effective Time, in the amount of $75,000 per annum. In addition, the Company will pay to Ponnocks up to $250,000, representing income taxes to be incurred by Ponnocks in connection with such funding.

In addition, Acquiror and Ponnocks have reached an agreement in principle pursuant to which Ponnocks will provide consulting services to Acquiror after the Effective Time of the Merger. While the definitive form of the consulting agreement is still being negotiated, it is expected that the term of such consulting agreement will be for a period of two years. During the first year of the consulting agreement, it is expected that Acquiror will pay Ponnocks a consulting fee of $60,000. After the expiration of the first year of such consulting agreement any further consulting fees shall be in an amount determined by Acquiror in its sole discretion. Ponnocks will also be provided with an office, car and health insurance for the term of the consulting agreement.

In June, 1996, the Company entered into a $2,500,000 loan agreement with FINOVA Capital principally secured by the durable medial equipment, of one of its subsidiaries. The loan is repayable over 60 months with interest at prime plus 3% (11.25% as of May 31, 1996).

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

   The following unaudited pro forma condensed consolidated statement of operations gives effect to (i) the acquisition (the "McKerley Transaction") by the Company of McKerley Health Centers Inc. and certain related entities ("McKerley"); (ii) the acquisition (the "NeighborCare Transaction") by the Company of the pharmacy healthcare services businesses of NeighborCare Pharmacies Inc. and certain related entities ("NeighborCare"); (iii) the acquisition by the Company of the outstanding stock of National HealthCare Affiliates, Inc. and certain related entities ("National Health") and the lease from an affiliate of a financial institution of nine eldercare centers which were purchased from National Health (collectively, the "National Health Transaction"); (iv) the sale by the Company of 6,500,000 shares of Common Stock in May 1996 and the application of the net proceeds therefrom (the "1996 Equity Offering"); and (v) the merger of Geriatric & Medical Companies Inc. ("GMC") into a wholly-owned subsidiary of the Company (the "GMC Transaction") as if each had occurred at the beginning of the periods presented.

   The pro forma condensed statements of operations are based upon assumptions and include adjustments as described in the notes below. The pro forma information should be read in conjunction with the Company's historical consolidated financial statements, McKerley's historical combined financial statements, National Health's historical combined financial statements and GMC's historical combined financial statements. The column entitled "McKerley Historical Results" represents the historical combined results of McKerley for the year ended November 30, 1995. The column entitled "McKerley Historical Results" for the nine months ended June 30, 1996 represents the two months ended November 30, 1995. As a result of the differing year ends of Genesis and McKerley, the two months ended November 30, 1995 are included in both periods. The historical financial statements of NeighborCare for the year ended July 2, 1995 and the seven months ended April 30, 1996 are included in the columns "NeighborCare" in the tables below. The historical combined financial statements of National Health for the year ended December 31, 1995 and for the nine months ended June 30, 1996 are included in the columns "National Health" in the tables below. As a result of the differing year ends of Genesis and National Health, the three months ended December 31, 1995 is included in both periods. The column entitled "GMC Historical Results" for the year ended September 30, 1995 represents the historical results of GMC for the year ended May 31, 1995. The column entitled "GMC Historical Results" for the nine months ended June 30, 1996 represents the historical results of GMC for the nine months ended May 31, 1996. For purposes of this presentation, an effective tax rate of 37% has been assumed for McKerley, NeighborCare, National Health and GMC, for the historical results, and the resulting pro forma adjustments and offering adjustments. Such data is not necessarily indicative of the historical financial results that would have been achieved had the acquisitions occurred at the beginning of the periods presented or that may be expected to result in the future as a result of such transactions.


                                                                 Year ended September 30, 1995
                         --------------------------------------------------------------------------------------------------------
                                                                                                         National     National
                          Genesis      McKerley        McKerley         NeighborCare    NeighborCare      Health       Health
                         Historical   Historical       Pro Forma         Historical       Pro Forma     Historical    Pro Forma
                          Results       Results       Adjustments         Results        Adjustments      Results    Adjustments
                         ----------    ----------   --------------      ------------    --------------   ---------- -------------
                                                             (In thousands, except per share data)
Net revenues .........    $486,393     $57,266     $114 (A)(B)(C)       $52,751       $     --          $108,785  $(22,949)(L)(P)
Operating expense:
Operating expenses other
  than depreciation,
  amortization and lease
  expense  ............    393,139      52,069     (6,063) (A)(D)        51,986         (1,849)  (I)(K)   92,990   (26,435)(L)(O)(P)
Depreciation and
  amortization  .......     18,793       1,900      1,079 (F)                --          2,547 (J)         4,055     1,067 (L)(M)

Lease expense ........      13,798       2,759     (1,244) (G)               --              --            3,176     4,716 (L)(N)
Interest expense, net .     20,367       4,200      1,625 (A)(E)          1,276          1,880 (H)         6,177    (1,498)(L)(N)

                         ----------   ----------   --------------    ------------   --------------    ----------  -----------------
Earnings from operations
  before income taxes and
  extraordinary items .     40,296      (3,662)     4,717                  (511)        (2,578)            2,387      (799)
                         ----------   ----------   --------------    ------------   --------------    ----------  -----------------
Earnings from operations
  before extraordinary
  items  ..............   $ 25,531     $(2,307)    $2,972               $  (322)      $ (1,624)         $  1,504     $(503)
                         ----------   ----------   --------------    ------------   --------------    ----------  -----------------
Fully diluted earnings
  per share before
  extraordinary items .      $1.03
Weighted average common
  shares and equivalents    28,452                                                         308 (H)

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                               Pro Forma
                                             Consolidated                                                    Pro Forma
                                           Genesis/McKerley/                                                Consolidated
                                             NeighborCare/                                               Genesis/McKerley/
                                            National Health                                                NeighborCare/
                               1996        Results Adjusted                                               National Health/
                              Equity              for               GMC              GMC                    GMC Results
                             Offering         1996 Equity       Historical        Pro Forma               Adjusted for 1996
                            Adjustment         Offering           Results        Adjustments               Equity Offering
                            -----------   -------------------    ----------      -----------              -----------------
Net revenues  ...........    $     --          $682,360          $192,234         $    --                      $874,594
Operating expense:
Operating expenses other
  than depreciation,
  amortization and lease
  expense ...............          --           555,837           163,769             (617)(S)(T)               718,989
Depreciation and
  amortization ..........          --            29,441             8,734               --                       38,175
Lease expense  ..........          --            23,205                --               --                       23,205
Interest expense, net  ..     (13,720)(Q)        20,307            14,666            4,987 (R)(S)(U)             39,960
                            -----------   -------------------    ----------    -----------               -----------------
Earnings from operations
  before income taxes and
  extraordinary items ...      13,720            53,570             5,065           (4,370)                      54,266
                            -----------   -------------------    ----------    -----------               -----------------
Earnings from operations
  before extraordinary
  items .................    $  8,644          $ 33,895          $  3,191          $(2,753)                    $ 34,332
                            -----------   -------------------    ----------    -----------               -----------------
Fully diluted earnings per
  share before
  extraordinary items ...                                                                                        $1.08
Weighted average common
  shares and equivalents .      6,500                                                                           35,260


                                                             Nine Months ended June 30, 1996
                       ----------------------------------------------------------------------------------------------------------
   --
                                                                                                     National          National
                        Genesis      McKerley        McKerley        NeighborCare   NeighborCare      Health            Health
                       Historical   Historical      Pro Forma         Historical      Pro Forma     Historical        Pro Forma
                        Results      Results       Adjustments         Results       Adjustments      Results        Adjustments
                       ----------   ----------    -------------      ------------   -------------   ----------   -----------------
                                                          (In thousands, except per share data)
Net revenues  ......    $460,354     $ 9,671        $204(A)(B)(C)      $39,916     $    --             $92,092    $(24,764)(L)(P)
Operating expenses:
Operating expenses
  other than
  depreciation,
  amortization and
  lease expense ....     373,041      11,537      (3,820)(A)(D)         36,539      (1,078)(I)(K)       79,865     (27,635)(L)(O)(P)
Debenture conversion
  expense ..........       1,245          --           --                   --          --                  --          --
Depreciation and
  amortization .....      17,883         323         180 (F)               510       1,485(J)            3,556         286 (L)(M)
Lease expense  .....      11,948         460        (207)(G)               854          --               2,617       3,389 (L)(N)
Interest expense, net     19,104       1,158        (201)(A)(E)          1,142         700(H)            4,898      (1,432)(L)(N)
                       ----------   ----------    -------------      ------------   -------------    ----------   -----------------
Earnings from
  operations before
  taxes and
  extraordinary items     37,133      (3,807)      4,252                   871      (1,107)              1,156         629
                       ----------   ----------    -------------      ------------   -------------    ----------   -----------------
Earnings from
  operations before
  extraordinary items   $ 23,759     $(2,398)     $2,678               $   549       $(697)            $   728        $396
                       ----------   ----------    -------------      ------------   -------------    ----------   -----------------
Fully diluted
  earnings per share
  before
  extraordinary items
  and Debenture
  conversion expense .     $0.91
Weighted average
  common shares and
  equivalents ......      29,359                                                       239(H)


                     (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                             Pro Forma                                                              Pro Forma
                                           Consolidated                                                            Consolidated
                                         Genesis/McKerley/                                                       Genesis/McKerley/
                                           NeighborCare/                                                           NeighborCare/
                               1996       National Health                                                        National Health/
                              Equity     Results Adjusted           GMC                 GMC                        GMC Results
                             Offering        for 1996            Historical           Pro Forma                  Adjusted for 1996
                            Adjustment    Equity Offering          Results           Adjustments                  Equity Offering
                            ----------   -----------------        ----------       ----------------              -----------------
Net revenues  ...........    $    --         $577,273             $145,787            $     --                      $723,260
Operating expenses:
Operating expenses other
  than depreciation,
  amortization and lease
  expense ...............         --          468,449              125,455              (2,353)(R)(S)(T)             591,550
Debenture conversion
  expense ...............         --            1,245                   --                  --                         1,245
Depreciation and
  amortization ..........         --           24,223                6,537                  --                        30,760
Lease expense  ..........         --           19,016                   --                  --                        19,061
Interest expense, net  ..     (8,831)(Q)       16,538               12,408               2,210(R)(S)(U)               31,156
                            ----------   -----------------        ----------       ----------------              -----------------
Earnings from operations
  before taxes and
  extraordinary items ...      8,831           47,958                1,387                 143                        49,489
                            ----------   -----------------        ----------       ----------------              -----------------
Earnings from operations
  before extraordinary
  items .................    $ 5,563         $ 30,579             $    874            $     90                      $ 31,543
                            ----------   -----------------        ----------       ----------------              -----------------
Fully diluted earnings per
  share before
  extraordinary items and
  Debenture conversion
  expense ...............                                                                                              $0.98
Weighted average common
  shares and equivalents .     5,958                                                                                  35,556

PRO FORMA ADJUSTMENTS ARE AS FOLLOWS:

MCKERLEY TRANSACTION

(A) The historical financial statements of McKerley include unusual, nonrecurring charges related to a provision to properly state certain insurance program liabilities, record a loss related to the termination of an interest rate swap agreement and to write off certain other long-term assets.

                                                               Year Ended       Nine Months Ended
                                                           September 30, 1995     June 30, 1996
                                                           ------------------   -----------------
                                                                       (In thousands)
Revenues, net  .........................................        $   204              $   204
Operating expenses other than depreciation,
  amortization and lease expense .......................         (3,248)              (3,248)
Interest expense, net  .................................        $  (566)             $  (566)


(B) Effective October 1, 1995 the State of New Hampshire issued a reduction in payment rates under the Medical Assistance program. The annualized impact of this rate reduction is approximately $1,500,000.

                                 Year Ended                 Nine Months Ended
                             September 30, 1995               June 30, 1996
                             ------------------              -----------------
                                              (In thousands)
Revenues, net  ............       $(1,500)                         $--

(C) The former owners have agreed to pay certain Genesis subsidiaries for marketing and other services for approximately two years with annual payments of approximately $900,000. The former owners also agreed to lease 30,000 square feet of office space from the Company for approximately two years at an annual rate of $510,000.

                                 Year Ended                 Nine Months Ended
                             September 30, 1995               June 30, 1996
                             ------------------              -----------------
                                              (In thousands)
Revenues, net  ..........        $1,410                          $--


(D) As a result of the McKerley Transaction, corporate overhead functions related to the prior owners, certain nursing staff and regional management of the nursing facilities will be merged. The Company has identified duplicative positions and the costs associated with such positions, and plans to eliminate these costs according to a transition plan within one year of the acquisition.

    Salary costs and other payments associated with certain McKerley principals who will not be joining Genesis have been identified and eliminated, as well as costs associated with other management positions which have already been vacated and will not be replaced. Support staff associated with these positions have also been eliminated.

    The components of the savings expected upon merging McKerley's operations into Genesis are as follows:

                                                              Annual Cost    Nine Months Cost
                                                             -------------   ----------------
                                                                      (In thousands)
Principal salaries, payments and cost of support
  personnel ..............................................      $(1,693)          $(418)
Management to be eliminated due to overlap, and vacated
  management positions not to be replaced ................         (622)           (104)
Personnel reduction in operating staff to eliminate
  duplicative positions ..................................         (500)            (50)
                                                             -------------   ----------------
                                                                $(2,815)          $(572)
                                                             =============   ================


   The impact of the savings has reflected in a pro forma adjustment as follows:


                                                               Year Ended       Nine Months Ended
                                                           September 30, 1995     June 30, 1996
                                                           ------------------   -----------------
                                                                       (In thousands)
Operating expenses other than depreciation,
  amortization and lease expense .......................        $(2,815)              $(572)


(E) The McKerley Transaction was financed with borrowings under the Company's bank credit facilities aggregating approximately $68,700,000. The Company has repaid approximately $27,000,000 of assumed McKerley debt. The Company has also assumed a mortgage obligation of approximately $9,000,000 which was not immediately repaid. Interest rate assumptions are 7.25% for the Company's borrowing under its bank credit facilities.

                                                             Year Ended       Nine Months Ended
                                                         September 30, 1995     June 30, 1996
                                                         ------------------   -----------------
                                                                     (In thousands)
Interest expense, net:
   Interest expense -- bank facilities ...............        $ 4,930               $ 822
   Elimination of historical McKerley remaining
     interest expense  ...............................         (2,739)               (457)
                                                         ------------------   -----------------
                                                              $ 2,191               $ 365
                                                         ==================   =================


(F) In accordance with generally accepted accounting principles, the net assets acquired are recorded at the lower of purchase price or fair value. The estimated fair value adjustments have been determined based on the most recent information available. The resultant excess of purchase price over fair value of net assets acquired is required to be amortized. The pro forma adjustment to reflect the increased depreciation and amortization is as follows:

                                             Year Ended       Nine Months Ended
                                         September 30, 1995     June 30, 1996
                                         ------------------   -----------------
                                                     (In thousands)
Depreciation and amortization expense          $1,079               $180


(G) The former owners have agreed to make certain lease payments on behalf of the Company with respect to certain lease obligations of the McKerley Entities. The following pro forma adjustment reflects the impact of recognizing the resulting lease expense on a straight line basis over the remaining lease term:

                                 Year Ended                 Nine Months Ended
                             September 30, 1995               June 30, 1996
                             ------------------              -----------------
                                              (In thousands)
Lease expense ...........         $(1,244)                        $(207)


NEIGHBORCARE TRANSACTION

(H) A portion of the NeighborCare Transaction will be financed with borrowings under the Company's bank credit facilities aggregating approximately $47,250,000. Genesis expects to repay approximately $18,000,000 of NeighborCare debt assumed in the transaction. Interest rate assumptions are 6.8% for the Company's borrowings under its credit facilities.

                                                             Year Ended       Nine Months Ended
                                                         September 30, 1995     June 30, 1996
                                                         ------------------   -----------------
                                                                     (In thousands)
Interest expense, net:
   Interest expense -- bank facilities ...............        $ 3,171              $ 1,842
   Elimination of historical NeighborCare remaining
     interest expense  ...............................         (1,291)              (1,142)
                                                         ------------------   -----------------
                                                              $ 1,880              $   700
                                                         ==================   =================


   Adjustment to reflect the issuance of $10,000,000 of Genesis Common Stock as a portion of the consideration. The stock issuance price has been estimated at $32.50 per share resulting in the issuance of 307,692 shares.

(I) As a result of the NeighborCare Transaction, corporate and administrative overhead functions related to the prior ownership structure will be merged. Accordingly, Genesis has identified duplicative physical locations which will be merged into existing Genesis pharmacy and medical supply locations.

                                                              Annual Cost    Nine Months Cost
                                                             -------------   ----------------
                                                                      (In thousands)
Consolidation of institutional pharmacy locations  .......      $  (300)          $(175)
Consolidation of medical supply division  ................         (300)           (175)
Personnel reduction in operating staff to eliminate
  duplicative positions ..................................         (615)           (360)
Other operating costs including legal and accounting
  fees, advertising and office expense ...................         (474)           (275)
                                                             -------------   ----------------
                                                                $(1,689)          $(985)
                                                             =============   ================

    The impact of the savings have been reflected in a pro forma adjustment as follows:

                                                               Year Ended       Nine Months Ended
                                                           September 30, 1995     June 30, 1996
                                                           ------------------   -----------------
                                                                       (In thousands)
Operating expenses other than depreciation,
  amortization and lease expense .......................        $(1,689)              $(984)

(J) In accordance with generally accepted accounting principles, the net assets acquired are recorded at the lower of purchase price or fair value. The estimated fair value adjustments have been determined based on the most recent information available. The resultant excess of purchase price over fair value of net assets acquired is required to be amortized. The elimination of historical depreciation expense is the result of certain assets not being acquired by Genesis. The pro forma adjustment to reflect the net increased depreciation and amortization is as follows:

                                                      Year Ended       Nine Months Ended
                                                  September 30, 1995     June 30, 1996
                                                  ------------------   -----------------
                                                              (In thousands)
Impact of step-up and allocation of goodwill  .         $2,706              $1,578
Elimination of historical depreciation expense            (159)                (93)
                                                  ------------------   -----------------
Depreciation and amortization  ................         $2,547              $1,485
                                                  ==================   =================

(K) In connection with the NeighborCare Transaction, certain corporate office and furniture and fixture leases will be terminated. The pro forma adjustment to reflect this is as follows:

                                                               Year Ended       Nine Months Ended
                                                           September 30, 1995     June 30, 1996
                                                           ------------------   -----------------
                                                                       (In thousands)
Operating expenses other than depreciation,
  amortization and lease expense .......................         $(160)               $(93)

NATIONAL HEALTH TRANSACTION


(L) In connection with the National Health Transaction certain assets and liabilities were not acquired by Genesis. Additionally, certain businesses, including home health care, infusion therapy and assisted living facilities in New York State were not acquired. The statement of operations data from these assets is presented in a pro forma footnote below:


                                                              Year Ended       Nine Months Ended
                                                          September 30, 1995     June 30, 1996
                                                          ------------------   -----------------
                                                                      (In thousands)
Net Revenues  .........................................        $(24,949)           $(26,264)
Operating expenses other than depreciation,
  amortization and lease expense ......................         (27,375)            (28,340)
Depreciation and amortization  ........................          (1,290)             (1,453)
Lease expense  ........................................            (233)               (323)
Interest expense, net  ................................          (1,124)             (1,151)

(M) In accordance with generally accepted accounting principles, the net assets acquired are recorded at the lower of the purchase price or fair value. The estimated fair value adjustments have been determined based on the most recent information available. The resultant excess of purchase price over fair value of net assets acquired is required to be amortized. The pro forma adjustment to reflect the increased depreciation and amortization is as follows:

                                        Year Ended          Nine Months Ended
                                    September 30, 1995        June 30, 1996
                                    ------------------       -----------------
                                                  (In thousands)
Depreciation and amortization             $2,357                  $1,743

(N) The National Health Transaction was financed by Genesis with borrowings under its bank credit facilities aggregating approximately $51,800,000. Genesis repaid approximately $36,200,000 of indebtedness assumed upon consummation of the transaction. The Company also assumed mortgage obligations of approximately $7,900,000 which were not repaid. Interest rate assumptions are 6.8% for the Company's borrowing under its bank credit facilities.

    Prior to the closing of the stock acquisitions, an affiliate of a financial institution purchased nine of the National Health eldercare centers and subsequently leased the centers to a subsidiary of Genesis under operating lease agreements.

                                                           Year Ended       Nine Months Ended
                                                       September 30, 1995     June 30, 1996
                                                       ------------------   -----------------
                                                                   (In thousands)
Interest expense, net:
   Interest expense-bank facility ..................        $ 3,619              $ 2,714
   Elimination of historical National Health
     remaining expense  ............................         (3,993)              (2,995)
                                                       ------------------   -----------------
                                                            $  (374)             $  (281)
                                                       ==================   =================
   Lease expense ...................................        $ 4,949              $ 3,712

(O) Genesis has identified certain cost saving opportunities in connection with the National Health Transaction. The Company has identified duplicative positions and the costs associated with such positions, and plans to eliminate these costs according to a transition plan within one year of the acquisition.

                                                                 Year Ended       Nine Months Ended
                                                             September 30, 1995     June 30, 1996
                                                             ------------------   -----------------
                                                                         (In thousands)
Reduction in contract labor services  ....................         $(108)               $ (81)
Personnel reduction in operating staff to eliminate
  duplicative positions ..................................          (252)                (189)
                                                             ------------------   -----------------
                                                                   $(360)               $(270)
                                                             ==================   =================


(P) Genesis has identified certain revenue synergies relating to its pharmacy, medical supply and group purchasing businesses. These services are currently not provided by Genesis to National Health facilities nor does National Health have the businesses to deliver these services.

                                                              Year Ended       Nine Months Ended
                                                          September 30, 1995     June 30, 1996
                                                          ------------------   -----------------
                                                                      (In thousands)
Revenues, net  ........................................         $2,000              $1,500
Operating expenses other than depreciation,
  amortization and lease expense ......................          1,300                 975
                                                          ------------------   -----------------
  Net impact  .........................................         $  700              $  525
                                                          ==================   =================


1996 EQUITY OFFERING ADJUSTMENT

(Q) Adjustment to reflect the application of the net proceeds of the 1996 Equity Offering to repay indebtedness under the Company's bank credit facilities which currently bear interest at a weighted average annual rate of approximately 6.8%.

                                 Year Ended                 Nine Months Ended
                             September 30, 1995               June 30, 1996
                             ------------------              -----------------
                                              (In thousands)
Interest, net..........          $(13,720)                      $(8,831)


GMC TRANSACTION


(R) The historical financial statements of GMC include unusual, non-recurring charges related to a provision to increase allowance for doubtful accounts, the settlement of a matter relating to reimbursement for nutritional services provided at a nursing facility previously managed by a GMC subsidiary and an amount recorded relating to a class action suit. The historical financial statements also included non-recurring charges related to additional interest incurred under GMC's credit facility and a discount on a note receivable.

                                                              Year Ended
                                                             September 30,      Nine Months Ended
                                                                 1995            June 30, 1996
                                                           -----------------   -----------------
                                                                      (In thousands)
Operating expenses other than depreciation,
  amortization and lease expense .......................          --                $(2,300)
Interest, net  .........................................          --                 (1,121)

                                      F-29

(S) The historical financial results include a provision for costs on the sale of accounts receivable, which is included in the interest expense line item. The following pro forma adjustment represents the reclassification of the portion of the provision that relates to operating expenses:


                                                              Year Ended
                                                             September 30,     Nine Months Ended
                                                                 1995            June 30, 1996
                                                           -----------------   -----------------
                                                                      (In thousands)
Operating expenses other than depreciation,
  amortization and lease expense .......................        $ 1,383             $ 1,447
Interest expense, net  .................................         (1,383)             (1,447)



(T) As a result of the GMC Transaction, certain corporate and administrative overhead functions related to the prior ownership structure will be merged. Genesis has identified physical location which will be merged into existing Genesis Administrative locations.


                                                                              Nine Months
                                                             Annual Cost         Cost
                                                             ------------   ---------------
                                                                     (In thousands)
Personnel reduction in operating staff to eliminate
  duplicative position ...................................     $(1,000)         $  (750)
Other operating costs including legal and accounting
  fees, advertising and office expense ...................      (1,000)            (750)
                                                             ------------   ---------------
                                                               $(2,000)         $(1,500)
                                                             ============   ===============


    The impact of the savings have been reflected in a pro forma adjustment as follows:


                                                              Year Ended       Nine Months Ended
                                                             September 30,
                                                                 1995            June 30, 1996
                                                           -----------------   -----------------
                                                                      (In thousands)
Operating expenses other than depreciation,
  amortization and lease expense .......................        $(2,000)            $(1,500)


(U) The equity component of the purchase price will be financed with borrowings under the Company's bank credit facility of approximately $91,000,000. Interest rate assumptions are 6.8% for the Company's borrowings:


                                          Year Ended
                                        September 30,        Nine Months Ended
                                             1995             June 30, 1996
                                       -----------------     -----------------
                                                   (In thousands)
Interest expense -- bank
  facilities .....................          $6,370                $4,778

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (UNAUDITED)

   The following unaudited pro forma condensed consolidated balance sheet includes the historical consolidated condensed balance sheet of the Company at June 30, 1996 and the pro forma adjustments to reflect the National Health Transaction and GMC Transaction, as if they occurred on June 30, 1996. The pro forma adjustments should be read in conjunction with the Company's historical consolidated financial statements, National Health's historical combined financial statements and GMC's historical combined financial statements.

                                                                                                                 Pro Forma
                                                                Pro Forma                                       Consolidated
                                                                 National                       Pro Forma         Genesis/
                                                National          Health                           GMC            National
                                   Genesis       Health        Adjustments          GMC        Adjustments       Health/GMC
                                  --------     ----------    --------------         ---        -----------      --------------
                                                                        (In thousands)
Current assets ................    $297,009     $23,401       $ (9,108)(A)         $75,834      $ --                 $387,136
Property and equipment, net  ..     313,388      58,608          7,346 (A)(D)       93,042        72,345(E)           544,729
Other assets  .................     267,951      13,795         (7,426)(A)(D)       22,808        44,000(E)           341,128
                                   --------     -------       --------            --------      --------           ----------
Total assets  .................    $878,348     $95,804       $ (9,188)           $191,684      $116,345           $1,272,993
                                   ========     =======       ========            ========      ========           ==========
Current liabilities  ..........    $ 69,410     $21,777       $ (3,349)(A)(B)(C)  $ 37,951      $ (5,820)(F)(G)    $  123,969
Long term debt, excluding
  current maturities ..........     295,897      68,826         (1,158)(A)(B)      130,775       100,045(G)           590,385
Other liabilities  ............      12,803          --            520 (C)           4,078        41,000(E)            58,401
Shareholders' equity  .........     500,238       5,201         (5,201)(A)(D)       18,880       (18,880)(E)          500,238
                                   --------     -------       --------            --------      --------           ----------
Total liabilities and
  shareholders' equity ........    $878,348     $95,804       $(9,188)            $191,684      $116,345           $1,272,993
                                   ========     =======       ========            ========      ========           ==========

   Pro forma adjustments are as follows:

NATIONAL HEALTH TRANSACTION


(A) The assets and liabilities of National Health not acquired or assumed by Genesis in the National Health Transaction are eliminated in a pro forma adjustment as follows:

                                                               (In thousands)
Current assets .............................                      $ (9,108)
Property and equipment  ....................                        (9,686)
Other assets  ..............................                       (11,141)
                                                                  --------
Total assets  ..............................                      $(29,935)
                                                                  ========
Current liabilities  .......................                      $ (5,249)
Long term debt, excluding current
  maturities ...............................                       (16,758)
Other liabilities  .........................                            --
Shareholders' equity  ......................                        (7,928)
                                                                  --------
Total liabilities and shareholders' equity                        $(29,935)
                                                                  ========



(B) The National Health Transaction was financed by Genesis with borrowings under its bank credit facilities of approximately $51,800,000 which includes the repayment of approximately $36,200,000. Additionally, Genesis assumed existing indebtedness of approximately $7,900,000 which was not repaid immediately. The impact of the borrowings under the bank credit facilities is reflected in the following pro forma adjustment:


                                                               (In thousands)
Current liabilities....................................          $(100)
Long term debt, excluding current maturities ..........         15,600


(C) Transaction costs which include professional fees, duplicative salary costs and severance, taxes and title costs and certain other costs incurred or to be incurred in order to consummate the transaction will be accrued, net of tax benefits, in the amount of $2,520. The following pro forma adjustment represents the accrual for these costs:


                                                               (In thousands)
Current liabilities.......................................        $2,000
Other liabilities ........................................           520


(D) Purchase accounting adjustments include the following allocations:

                                                               (In thousands)
Property and equipment, net.............................           $16,736
Other assets  ..........................................             3,715
Shareholders' equity  ..................................             2,727



GMC TRANSACTION

(E) Purchase accounting adjustments include the following allocations:


                                                              (In thousands)
Property and equipment, net ..........................            $72,345
Other assets  ........................................             44,000
Other liabilities  ...................................             41,000
Shareholders' equity  ................................             18,880



(F) Transaction costs which include professional fees, duplicative salary costs and severance, taxes and title costs and certain other costs incurred or to be incurred in order to consummate the transaction will be accrued in the amount of $3,000,000. The following pro forma adjustment represents the accrual for these costs:


                                                               (In thousands)
Current liabilities ....................................           $3,000



(G) The GMC Transaction will be financed by the payment of $91,000,000 representing the equity purchase price. The repayment of approximately $97,900,000 of existing indebtedness and the assumption of approximately $32,100,000 of other indebtedness. The following pro forma adjustment represents the incremental debt incurred in the transaction:


                                                                (In thousands)
Current liabilities .......................................        $(8,820)
Long-term debt  ...........................................        100,045

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GENESIS HEALTH VENTURES, INC.



                                    By: /s/ Richard R. Howard
                                       -----------------------------
                                       Richard R. Howard
                                       President and Chief Operating Officer


Date: September 30, 1996